9/99

STANDARD FORM OF LOFT LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this day of April in the year 2005, between 35th Street Associates c/o Kaufman Management Co. 450 7th Avenue NYC 10123

party of the first part, hereinafter referred to as OWNER, and GuruNet Corporation party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the 11th floor known as suite 1101 in the building known as 237 West 35th Street NYC 10001
in the Borough of Manhattan, City of New York, for the term of 5 years and 2 months

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of May in the year 2005, and to end on the 30th day of June in the year 2010 both dates inclusive, at an annual rental rate of

See rental schedule in # 41 of rider attached and made part of lease which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder, and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for General offices for a technology search engine company provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the demised premises by Owner, at Tenant's expense.

Repairs: 4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from Tenant's conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any

Prepared By ____ Co.: ____ Date: ____ S/N: ____
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property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

☞ **Rider to be added if necessary.**

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant's failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes and conduits in and through the demised premises, and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligation hereunder.

Prepared By: Co.: Date: S/N:

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Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is" on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

Prepared By:	Co.:	Date:	S/N:

Printed using peFORMation™ Software, v. 9/99, 408-947-2107

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

☞ **Space to be filled in or deleted.**

Bills and Notices: 28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally, or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given, or at such other address as Owner shall designate by written notice.

Water Charges: 29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner, as additional rent,

☞ on the first day of each month, % ($ 40.00) of the total meter charges as Tenant's portion. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers: 30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of

☞ $ 40.00 , on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning: 31. As long as Tenant is not in default under any the covenants of this lease, beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Prepared By: Co.: Date: /N:
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Security: 32. Tenant has deposited with Owner the sum of $18,668.24 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions: 33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass: 37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Estoppel Certificate: 38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Directory Board Listing: 39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns: 40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

☞ Space to be filled in or deleted.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	35th Street Associates (CORP SEAL)
....	By: ______________________ [L.S]
Witness for Tenant	GuruNet Corporation (CORP SEAL)
....	By: ______________________ [L.S]

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF

BY: ______________

On the ________ day of ______________ in the year ________, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____
NOTARY PUBLIC

Prepared By: ____________ Co.: ____________ Date: ____________ S/N:
Printed using poFORMation™ Software, v. 8/nn, 4un-e47-2107

RIDER ATTACHED AND MADE PART OF LEASE DATED: April 11, 2005

- Between -

35TH STREET ASSOCIATES
Owner

- And –

GURUNET CORPORATION
Tenant

For space consisting of a portion of the 11th floor known as Suite #1101
In the building known as
237 West 35th Street
New York, NY 10001

41. **Free Rent / Rental Schedule:**

A) Free Rent: Tenant shall receive a free rent period, free of base rental only, for the months of May and June 2005.

B) Rental Schedule: Tenant shall pay to owner base rental as follows:

PERIOD: May 1, 2005 – April 30, 2006 $66,000.00 per annum, ($5,500.00 per month)
PERIOD: May 1, 2006 – April 30, 2007 $67,650.00 per annum, ($5,637.50 per month)
PERIOD: May 1, 2007 – April 30, 2008 $69,341.25 per annum, ($5,778.44 per month)
PERIOD: May 1, 2008 – April 30, 2009 $71,074.78 per annum, ($5,922.90 per month)
PERIOD: May 1, 2009 – April 30, 2010 $72,851.65 per annum, ($6,070.97 per month)
PERIOD: May 1, 2010 – June 20, 2010 $74,672.94 per annum, ($6,222.75 per month)

42. **Conflict:**

In the event of any inconsistency between the printed portion of this Lease and this Rider, the terms of this Rider shall control.

43. **"As Is":**

The Tenant has thoroughly examined the herein Demised Premises and is fully familiar with the condition thereof. Tenant agrees to accept the said Premises "as is" in such condition as the same may be at the date of commencement of the term of this Lease, and OWNER shall not be obligated or required to do any work or to make any alterations or install any fixtures, equipment or improvements, or make any repairs or replacements to or on the Demised Premises in order to fit the same for Tenant's use except where provided for in accordance with Owner's work.

44. **Maintenance, cleaning etc.**

(A) Owner shall not be obligated to provide any maintenance, cleaning or rubbish removal services with respect to the demised premises. Tenant shall maintain the demised premises in good repair. Tenant may, at it own cost and expense, employ a cleaning contractor to clean and remove all rubbish and refuse from the demised premises, (including carting the same from the building). In connection with the employment of such cleaning contractor only, Tenant shall provide to Owner written and unconditional waivers by such contractor of mechanic's lien and a certificate of insurance evidencing the insurance required by Article #48, and such general liability insurance shall cover all claims, demands or actions for injury to or death of person or property to the limit of not less than $1,000,000 per occurrence, $1,000,000 with respect to any one person and an aggregate coverage of $300,000 with respect to property damage, including products liability and independent contractor's coverage, with broad form endorsement. Tenant agrees not to employ any person or firm for cleaning or other services in the Demised Premises without Owner's prior written consent, such consent not to be unreasonably withheld, or delayed the employment of whom would cause a strike by any union connected with any employees employed directly or indirectly by Owner.

(B) Notwithstanding anything in this Lease to the contrary, Owner shall not be obligated to maintain the demised premises or any electrical except for internal wiring when not caused by Tenant's over capacity or misuse or ventilation fixtures located therein, including, without limitation, lighting fixtures and the bulbs therefore.

(C) Owner, at its own cost and expense, shall keep and maintain the Building and its fixtures, appurtenances, plumbing, electrical, heating facilities serving the Demised Premises, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease.

45. **Additional Rent: (Real Estate Tax Escalation)**

The term Real Estate Taxes shall mean all the Real Estate Taxes and assessments, special or otherwise, levied, assessed or imposed by the federal state or local governments against or upon the building of which the Demised Premises form a part or the land upon which it is erected, and any improvements or additions to the land or building whether existing now, or in the future. If due to a future change in the method of taxation, any franchise, income profit or other tax, or other payment, shall be levied against Owner in whole or in part in substitution for or in lieu of any tax which would otherwise constitute a Real EstateTax, such franchise, income, profit, or other tax or payment, shall be deemed to be Real Estate tax for purposes hereof.

In the event that the Real Estate Taxes levied on the property of which the demised premises are a part shall for any year after the fiscal year 2005/2006 be in excess of the Real Estate Taxes levied against the said property for the fiscal year 2005/2006 hereafter known as the "base tax year", the Tenant shall pay to the Owner as additional rent an amount equal to 3% ("Tenant's Share") of such excess, if any. In addition, Tenant shall pay for each and every tax year, Tenant's share of the business improvement district or special assessment taxes levied against Owner for the district in which the building is located. The submission of a duplicate original tax bill of the Owner shall be deemed conclusive evidence of the amount of the taxes paid by the Owner for each year and shall be the basis for the computation of any excess so to be paid by the Tenant. Such excess in the case of Real Estate Taxes, and Tenant's share of the business improvement district taxes shall each be payable within ten (10) days of receipt of the bill. The obligation to make any payments of additional rent pursuant to this Article shall survive the expiration or other termination of this Lease.

If Owner should incur any expense in connection with Owner's endeavor to reduce or prevent increase in assessed valuation, Tenant shall be obligated to pay as additional rent the amount computed by multiplying the Tenant's share times such expense of Owner and such amount shall be due and payable upon demand by Owner and collectible in the same manner as annual rent. The obligation to make any payments of additional rent pursuant to this Article shall survive the expiration or other termination of this Lease.

If taxes for the base tax year shall be reduced as a result of a proceeding brought by owner then, for the purposes of this paragraph, taxes for base tax year shall be deemed to be their value following such reduction.

46. **Brokers:**

Tenant warrants and represents to OWNER that it has had no dealings with any broker or agent except Kaufman/Adler Realty Company and the broker listed below, if any, in connection with this Lease and covenants and agrees to hold harmless and indemnify OWNER and Kaufman/Adler Realty Company. From and against any and all costs and expenses or liability for any compensation, commissions, fees and charges claimed by any other broker or an agent with respect to this Lease or the negotiation thereof. The obligation of Tenant contained in this Article shall survive the expiration or earlier termination of this Lease. As between Tenant and Owner, Owner shall be responsible for brokerage fee, if any.

Broker:

47. **Alterations:**

In addition to the requirements of Article 3:

(A) Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of any alterations made by Tenant in and to the Demised Premises ("Tenant's Changes") and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the building . Tenant's Changes shall be performed in such manner as not to unreasonably interfere with and not to impose any material additional expense upon Owner in the maintenance or operation of the building. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the building, in which Owner and its agents shall be named as parties insured, in such limits as Owner may reasonably prescribe, with insurers reasonably satisfactory to Owner. Tenant shall furnish Owner, on request, with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's moveable office furniture and trade fixtures, such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value unless owner shall otherwise expressly consent in writing and Tenant shall, upon Owner's request, deliver, at Tenant's sole cost and expense, any such fixtures, equipment or property so removed to Owner or to such locations in New York City as Owner shall direct. Except as otherwise expressly provided herein, the provisions of Article 3 shall apply to any of Tenant's Changes made hereunder. In the event of any such installations or alterations whether made pursuant to Article 3 or this Article, Financing Statements or Security Agreements, Owner does not consent other than with respect to trade fixtures or equipment to the reservation of any title to or a security interest in such goods in any conditional vendor. All electrical and plumbing work in connection with Tenant's Changes shall be performed by contractors or subcontractors licensed therefore by all governmental agencies having or asserting jurisdiction.

(B) Tenant agrees that the exercise of its rights pursuant to the provisions of this Article shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Owner's union contracts affecting the land and/or building nor interference with the business of Owner or any lessee or occupant of the building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its rights pursuant to the provisions of this Article, Tenant shall, immediately upon notice from Owner, cease the manner of exercise of such rights giving rise to such conditions. In the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Owner, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to injunction upon notice hand delivered or by FAX to the office of Tenant's Attorney.

(C) Tenant, at its expense, and with due diligence and dispatch, shall within thirty (30) days procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Owner against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expenses and liabilities incurred in connection with any such lien, security deposit, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens by bonding or otherwise within thirty days after the filing of any such lien. Notice is hereby given that Tenant has no power, authority or right to do any act or make any contract which may create or be the foundation for any lien upon the fee or leasehold estate of the Owner in the Demised Premises or upon the land or building of which they are a part or the improvements now or hereafter erected upon the Demised Premises or the land or the building of which they are a part. If Tenant shall fail to procure the satisfaction or discharge of all liens as hereinabove provided, Owner may pay the amount of such lien or discharge the same by deposit or by bond or in any manner according to law, and pay any judgment recovered in any action to establish or foreclose such lien or order, and any amount so paid, together with expenses incurred by the Owner, (including all attorney's fees and disbursements incurred in and the defense of any such action, bonding or other proceeding) shall be payable by Tenant as additional rent hereunder. Tenant's failure to repay Owner within ten days of written demand therefore shall constitute an Event of Default under this Lease.

(D) All alterations, additions or improvements to the Demised Premises, including those installed by and at the expense of Tenant, in accordance with the terms of Articles 3 and 47 hereof, shall become the property of the Owner at the expiration of this Lease, except all furnishings, sewing machines, equipment, trade fixtures and all moveable items.

(E) In the event Tenant shall require Tenant's Changes, the aggregate cost of which shall equal or exceed $5,000, then Tenant shall deposit, as security for the payment of such Tenant's Changes, a clean, irrevocable, standby letter of credit drawn on a New York banking an amount equal to fifty (50%) percent of the estimated construction costs which shall allow Owner to draw against same in the event Tenant defaults with respect to the payment of any expenses associated with Tenant's Changes, including the payment of contractors and or subcontractors then in such event, Owner may use, apply or retain the whole or any part of the security so deposited with Tenant's Changes or any other sum as to which Tenant is in default, or for any sum that Owner may expend or may be required to expend by reason of Tenant's default, with respect to any of the terms, covenants and conditions of Tenant's Changes. In the event Tenant's Changes are completed and Tenant has presented Owner with full lien waivers, then the balance of the security shall be returned to Tenant.

(F) Notwithstanding anything to the contrary in this Paragraph, Tenant may make non-structural alterations which do not affect building systems (including without limitation, windows) not to exceed a cost of $10,000 in the aggregate, provided that all other requirements of this Paragraph are first met.

48. **Insurance:**

Tenant shall maintain comprehensive general public liability insurance against claims for personal injury or death or property damage occurring in any of the Demised Premises in the building, such insurance to afford protection to the single limit of not less than Two Million Dollars ($2,000,000) with respect to injury or death either to one person or to any number of persons in any one occurrence and to the limit of Five Hundred Thousand ($500,000) Dollars with respect to property damage. In addition to the foregoing, the insurance coverage required under this paragraph may be provided under a blanket insurance policy or policies maintained by Tenant covering other premises, property or insured in addition to the Demised Premises, provided that amounts of insurance at least equal to the amounts to be provided by Tenant pursuant to this Article are allocated to the Demised Premises under such blanket policy or policies and all such insurance coverage may be affected by any combination of basic and excess or umbrella coverage.

Owner and Tenant hereby each release, and each hereby represents that its respective casualty insurance policy related to the building and the Demised Premises contains provisions to release (or waive subrogation), and to waive its right to recover against the other party, its tenants, invitees, customers, visitors, agents and employees, from all liability from damage from fire or casualty to the building, or the Demised Premises, whether the same is caused by negligence of Owner or Tenant, and no insurer shall be subrogated to any rights against Owner or Tenant with respect to such damage. Each party will use its best efforts to obtain waiver of subrogation.

Tenant hereby waives any and all rights it may have against Owner for any water damage to tenant's property or to the demised premises, except if caused by the negligence of the OWNER, is agents or employees.

49. **Certificate of Occupancy:**

Tenant will at no time use or occupy the Demised Premises in violation of the certificate of occupancy issued for the building. OWNER represents that the contemplated use is permissible under the current certificate of occupancy, but the OWNER makes no representation as to future use of the premises, nor any representation that the Certificate of Occupancy will always allow the uses contemplated by the tenant, but OWNER will not move to change the Certificate of Occupancy so as to prohibit Tenant's use.

50. **Signs:**

No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the Building, without the prior written consent of owner, which consent shall not be unreasonably withheld. No signs shall be placed other than the suite # and/or company name. Owner may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal. No advertising of any kind by Tenant shall refer to the Building, other than the address, unless first approved in writing by Owner, which approval shall not be unreasonably withheld.

A. Owner to provide two (2) directory listings.

51 Limitation of Liability:

Tenant shall look only to Owner's estate and property in the building and, where expressly so provided in this Lease, to offset against the rents payable under this Lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Owner in the event of any default or liability by Owner hereunder, and no other property or assets of Owner and no property of any officer, employee, director, shareholder, partner or principal of Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Owner and Tenant hereunder or Tenant's use or occupancy of the Demised Premises. Anything to the contrary notwithstanding, nothing herein shall be construed to allow the tenant to withhold rent for any reason whatsoever.

52. Curing Tenant's Defaults, Additional Rent:

(A) (I) Anything to the contrary contained in this Lease notwithstanding, if Tenant shall default in the performance of any of Tenant's obligations under this Lease, Owner, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of tenant, without notice in a case of emergency, and in any other case, only if such default continues after the expiration of (i) five (5) business days from the date Owner gives Tenant notice of intention to do so, or (ii) the applicable grace period provided in paragraph I7 or elsewhere in this Lease for cure of such default, whichever occurs later. (ii) If Tenant is late in making any payment due to Owner under this Lease for ten (10) or more days, then a late charge shall become due and owing to Owner on such payment from the date when it was due computed at five (5%) percent of the amount due in addition to any other amounts due.

(B) Bills for any expenses incurred by Owner in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense and disbursement including but not limited to, reasonable attorneys' fees involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Owner or at its instance to Tenant, may be sent by Owner to Tenant monthly, or immediately, at Owner's option, and shall be due and payable in accordance with the terms of such bills but no later than I0 days after giving notice of such bills.

53. Conditional Limitations:

(A) If any one or more of the following events ("<u>Events of Default</u>") shall happen:

1. If Tenant shall fail to make any payment of basic rent due under this Lease when due and payable and such payment has not been made within five (5) days after notice thereof;

2. If Tenant shall fail to make any payment of additional rent under this Lease when due and payable and such payment is not made within five (5) days after notice thereof to Tenant;

3. If Tenant shall fail to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease other than those referred to in the foregoing sub-paragraphs I or 2 of this Section and such failure shall continue for a period of thirty (30) Days after notice thereof from Owner to Tenant, or in the case of a default or a contingency which cannot with due diligence be cured within such period of thirty (30) days to commence to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within thirty (30) days that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with due diligence; then and in any such event Owner, at any time thereafter, may give written notice to Tenant specifying such event(s) of default and stating that this lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least three (3) days after the giving of such notice, and upon the date specified in such notice this lease and the term hereby demised and all rights of Tenant under this Lease shall expire and terminate as fully and completely as if said date were the date herein originally fixed for the expiration of this Lease;

4. Notices given to the Tenant under this paragraph shall be deemed given three (3) days after mailing or upon delivery or when sent by fax.

(B) Upon any termination of this lease pursuant to paragraph A of this Section, or any termination by summary proceedings or otherwise, Tenant shall quit and peacefully surrender the Property to Owner, without any payment therefore by Owner, and Owner, upon or at any time after any such termination, may without further notice, enter upon and re-enter the Property and possess and re-possess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Property and may have, hold and enjoy the Property and the right to receive all rental income of and from the same.

(C) After any termination pursuant to paragraph A of this Section, or any termination by summary proceedings or otherwise, (a) all sums payable by Tenant hereunder up to the time of such termination shall become due thereupon and be paid, (b) there shall immediately become due from Tenant or the legal representatives of Tenant the aggregate amount of basic rent and additional rent which would have been payable by Tenant for the period commencing with such termination and ending on the originally fixed expiration date of the lease, and/or putting the property in good order, or for preparing the same for re-rental, plus reasonable attorneys' fees and costs and disbursements for the collection of such amount which amount plus such reasonable attorneys' and brokerage fees, costs and disbursements Owner and Tenant agree constitutes a fair and reasonable amount of damages in the circumstances.

(D) Tenant acknowledges that: (i) its agreement to fully and timely pay all installments of rent is a material inducement for owner to enter into this lease; (ii) the aggregate amount of all rent installments are due and payable in full at the commencement of the term by owner, solely for tenant's convenience, has permitted said amount to be payable in equal monthly installments during the term; (iii) upon default in the full and timely payment of any rent installment, the entire unpaid balance of the aggregate amount of all rent installments for the then remainder of the term (as originally reserved) will immediately become due and payable without notice or demand; and tenant agrees that the provisions of this Article: (a) will not constitute or be deemed to be liquidated damages or a penalty; (b) will apply notwithstanding any contrary provision of this lease; and (c) will be in addition to, and not limit, any other rights and remedies available to owner pursuant to this lease and otherwise (including, without limitation, those regarding additional rent reserved under this lease) upon a default in the fully and timely payment of rent installment. The parties agree that this Article fairly reflects their intent with respect to default of the nature specified in clause "(iii)" hereof.

54. **Notices:**

All notices hereunder to Owner or Tenant shall be given in writing and deemed given upon delivery or when sent by FAX or when mailed by certified or registered mail, at the address set forth on the first page hereof for such party prior to commencement of term and thereafter to Owner at such address and to Tenant at the Demised Premises. All notices given to Tenant shall be addressed "Office Manager". Any notice personally delivered to Tenant may be given to any employee or agent of the Tenant at the place prescribed in this paragraph. By notice given in the aforesaid manner, the Owner may notify the Tenant by certified or registered mail as to any change as to where and to whom such party's notices are thereafter to be addressed. Copies of all notices shall be forwarded to:

35TH STREET ASSOCIATES
215 LEXINGTON AVENUE
NEW YORK, NY 10017

All notices shall be deemed given upon delivery or when sent by FAX or 3 days after mailing by certified or registered mail.

55. **Holdover:**

If the Demised Premises are not surrendered and vacated as and at the time required by this lease whether it be a natural expiration or an expiration due to default (time being of the essence), Tenant shall be liable to Owner for (a) all losses, costs, liabilities and damages which Owner may incur by reason thereof, including without limitation, reasonable attorneys fees, and Tenant shall indemnify, defend and hold harmless Owner against all claims made by any succeeding tenants against Owner or otherwise arising out of or resulting from the failure of tenant to timely surrender and vacate the Demised Premises in accordance with the provisions of this Lease, and (b) per diem use and occupancy with respect to the Demised Premises equal to two times the fixed rent and additional rent payable under this Lease for the last year of the term of this Lease (which amount Owner and Tenant presently agree is the minimum to which Owner would be entitled, is presently contemplated by them as being fair and reasonable under such circumstances and is not a penalty). In no event, however, shall this Article be construed as permitting Tenant to hold over in possession of the Demised Premises after the expiration or termination of the term of this Lease.

56. **Certificates:**

Tenant agrees that from time to time, within thirty (30) days after Owner's written request, Tenant will execute, acknowledge and deliver to Owner a statement certifying to such reasonable information regarding this lease as Owner may request, including, without limitation, the commencement and expiration dates of the Term, that this lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates to which rent, additional rent and all other sums due hereunder from Tenant have been paid in advance, if any, and stating whether or not to the knowledge of the signer of such certificate Owner is in default under this Lease, and if so, specifying each such default of which the signer has knowledge. Breach of the foregoing will constitute Tenant's acknowledgment, which may be relied on by any person holding or proposing to acquire an interest in the building or this Lease, that this lease is unmodified and in full force and effect and will constitute, as to any such person, a waiver of any defaults on Owner's part which may exist prior to the date of such notice. The foregoing shall not limit any other rights and remedies available to owner for breach of this Article.

57. **Laws Governing:**

New York State law governs the validity, performance and enforcement of this lease. The invalidity or unenforceability of any provision of this lease is not to affect or impair any other provision.

58. **Force Majeure:**

Owner shall not be deemed in default in the performance of any obligation or undertaking provided herein in the event and/or so long as the performance of any such obligation is prevented or delayed, retarded or hindered by Act of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, lockouts, action of labor unions, condemnation, requisition, laws, orders of government or civil or military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of Owner.

59. **Additional Rent:**

All sums whatsoever not included within rent or additional rent and payable by Tenant under this lease shall constitute additional rent and shall be payable without set-off or deduction, whether or not so specified elsewhere in this lease. All sums in arrears under this lease will bear interest at the then maximum annual rate of interest chargeable to individuals in New York State, from their respective due dates until received by Owner, but the foregoing shall in no way limit any claim for damages or any other rights and remedies available to Owner for any breach or default by Tenant. Tenant's obligations under this lease will survive the expiration or sooner termination of the Term.

60. **Owner's Fees:**

If Tenant or (with Tenant's authorization) any subtenant requests Owner's consent or approval to alterations, subletting or any other matter or thing requiring Owner's consent or approval under this lease, and if in connection with such request Owner seeks the advice of its attorneys, architect and/or engineer, then Owner, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of Owner in connection with such request) that Tenant pay the reasonable fee of Owner's attorneys, architect and/or engineer in preparation of any documents pertaining thereto.

61. **Security:**

At all times prior to the expiration of the term of this Lease, Tenant shall maintain on deposit with Owner the sum of $18,668.24 as security for the due and faithful payment, as herein provided, of the rent, additional rent, charges and damages payable by Tenant under this Lease or pursuant to law and for the due and faithful keeping, observance and performance of all the other covenants, agreements, terms, provisions and conditions of this lease on the part of Tenant to be kept, observed and performed. If at any time Tenant shall be in default in the payment of any such moneys or in the keeping, observance or performance of any such other covenant, agreement, term, provision or condition, OWNER may, at its election, apply the security so on deposit with OWNER to the payment of any such moneys or to the payment of the costs incurred by OWNER incurring such default, as the case may be. If as a result of any such application or all or any part of such security, the amount of cash so on deposit with OWNER shall be less than $18,668.24. Tenant shall forthwith deposit with OWNER cash in an amount equal to the deficiency.

62. Indemnification:

Tenant covenants and agrees to indemnify and save harmless Owner and any managing agent, fee owner and any mortgagees and any lessor under any ground or underlying lease and their respective contractors, agents, officers and employees, licensees and invitees, from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and reasonable expenses (including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of any person or persons (including, without limitation, Owner, its agents, contractors, employees, licensees and invitees) or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the occupancy or use of or from any work, installation or thing whatsoever done in, at or about the Demised Premises prior to, during, or subsequent to, the term of this Lease arising from any condition of the Demised Premises or resulting from any default by Tenant negligence of Tenant or any of Tenant's officers, directors, agents, contractors, employees, subtenancy, licensees or invitees. Notwithstanding anything to the contrary acts of the OWNER, its employees, or agents are excluded from the above.

63. Modification of Lease for Refinancing:

If, in connection with obtaining financing or refinancing for the building, a banking, insurance or other institutional lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Owner to such lender and/or permit the curing of such defaults by such lender together with the granting of lender to get possession of the said building) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this lease or for any assignment or sublease be deemed to materially adversely affect the leasehold interest hereby created, provided that Tenant's Lease Term may not be interrupted.

64. Additional Rent:

Whenever in this Lease any sum, amount, item or charge shall be designated or considered as additional rent, the OWNER shall have the rights and remedies for the non-payment thereof as the OWNER would have for the non-payment of the fixed or minimum rent herein stipulated and provided for to be paid by the Tenant.

65. Plate Glass

OWNER shall replace at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Demised Premises.

66. Local Laws

In the event that the OWNER is compelled or directed to perform any work to the Building pertaining to or to conform to local or governmental rules, statutes or regulations (for example Local Law 5 or Local Law 10) in accordance with Paragraph #6 of this Lease, after the date of the Lease, then and in such event Tenant shall pay 3 % of such costs of such work, which Tenant agrees to remit within ten (10) days after presentation of bills to Tenant therefore. Said remittance due from Tenant under and pursuant to these Articles are deemed to be "Additional rent".

67. In the event of a default or non-compliance (in whole or in part), with any of the terms, conditions or covenants of this agreement by tenant, then, in addition to any other remedy available to OWNER, tenant agrees to indemnify OWNER and reimburse for any and all expenses, costs and reasonable attorneys' (whether or not litigation occurs) including, without limitation, the institution and/or prosecution of any suit, or proceeding to enforce any of the terms of this agreement, or pursuit of this proceeding.

68. **Air-conditioning:**

a. Tenant shall change the filters of the air-conditioning unit no less than once every three (3) months during seasons of operation, and shall have the air-conditioning unit chemically cleaned at least once a year (records of same shall be maintained by Tenant, which records OWNER may inspect upon reasonable notice).

b. Tenant shall be solely responsible for the operation, maintenance and repair of the air-conditioning unit affecting the Demised Premises. Tenant shall, during the term of this Lease, keep in full force and effect a repair, maintenance agreement with a company reasonably approved by OWNER covering said air-conditioning unit, a current copy of which (including renewals thereof) shall be delivered to OWNER.

c. The OWNER shall have free and unrestricted access to the air-conditioning unit in an emergency and upon reasonable notice or other times. The OWNER reserves the right to interrupt, curtail, stop or suspend the air-conditioning unit when necessary because of accident, repairs, alterations or improvements which in the judgment of the OWNER are desirable or necessary, or to comply with government restrictions in the use of the air-conditioning unit. Said air-conditioning unit shall then be deemed property of the OWNER.

Any and all air-conditioning unit(s) including duct work installed by the Tenant or the Owner, shall become the property of the Owner and may not be removed unless the Owner grants permission to the Tenant to remove said air-conditioning unit(s) .

69. All hanging fluorescent light fixtures and any other light fixtures installed by the Tenant or Owner shall become the property of the Owner and shall remain within the demised premises at the termination of this Lease unless the Owner grants specific permission to the Tenant to remove said light fixtures.

70. The remedies granted by the parties by this agreement in the event of default or non-compliance will be cumulative and will be in addition to all other remedies attainable at law or in equity and may be exercised at one time or different times, concurrently or in any order in the sole discretion of the non-defaulting party. The exercise of any one remedy will not operate as a waiver or preclude the exercise of any other remedy by the non-defaulting party.

71. If at the commencement of, or at any time during the term of this lease, the rent reserved in the lease is not fully collectible by reason of any federal, state, county, or city law, proclamation, order or regulation or direction officer or body pursuant to law, tenant agrees to take such steps as OWNER may reasonably request at no cost to Tenant to permit OWNER to collect maximum rents which may be legally permissible from time to time during the continuance of such legal rent restrictions (but not in excess of the amounts reserved therefore under this lease). Upon the termination of such legal rent restriction, tenant shall pay to the OWNER, to the extent permitted by law, an amount equal to (a) the rents which would have been paid pursuant to this lease but for such legal rent restrictions less; (b) the rent paid by a tenant to the OWNER during a period of such legal rent restriction was in effect.

72. There shall be no presumption of construction against the drafter of this agreement. It is agreed that this agreement is a product of extensive negotiations between the parties.

73. It is Hereby Stipulated and Agreed as Follows:

1. Except as otherwise provided herein time shall be of the essence as to all of the Tenant's obligation payment or obligation not to holdover under the Lease between the parties.

2. In the event OWNER commences an action or proceeding against the Tenant, Tenant agrees that it will accept service by certified mail, return receipt requested, and that this will be sufficient service to obtain personal jurisdiction over the Tenant.

3. In the even the Tenant defaults under any of its payment obligations under this Lease, and has failed to make such payment within thirty (30) days of Owner's giving notice. Tenant agrees a proceeding may be commenced, with an index number to be purchased, and Tenant consents to a final judgment of possession in favor of the OWNER with a money judgment for all amounts to which OWNER shall be entitled, and stay of issuance and execution of the warrant for five (5) days during which time Tenant may pay all fees and expenses. If Tenant fails to make the payments claimed during the five- (5) day period, then the warrant shall issue and be executed.

4. This shall not abrogate, nor diminish, in any way any of Owners other rights or remedies under the Lease or law.

74. **Entire Agreement:**

Tenant expressly acknowledges and agrees that Owner has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely expresses their agreements and that the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease, made by the other.

75. **Headings:**

The headings herein are for each of reference only and shall not be used to construe or in any way define or limit the provisions hereof.

76. **Sublease Assignments, etc.**

Except as provided in this Paragraph, Tenant shall not by operation of law or otherwise assign, mortgage or encumber this Lease, neither sublet nor permit the Demised Premises or any part thereof to be used by any person or entity other than the Tenant. An assignment under this lease shall be deemed to include any sale, transfer or other disposition of fifty (50%) percent or more of the shares of stock of the tenant and shall also include any change of control in the corporate tenant.

Any attempted assignment or subletting made contrary to the provisions of this paragraph shall be null and void. No consent by Owner to any assignment or subletting shall in any manner be considered to relieve Tenant from obtaining Owner's express written consent to further subletting.

Subject to the provisions of this paragraph Owner shall not unreasonably withhold or delay its consent to an assignment of this lease, or to a subletting of the premises demised hereunder, provided that, at the time of such assignment or sublease, the Tenant shall not be in default with respect to any of the terms, covenants or conditions of the within lease.

A. In connection with the granting of such consent, the Owner shall have the right to require that:

1. Tenant shall submit to the Owner references of the prospective assignee or subtenant, which the Owner deems satisfactory;

1A. The proposed assignee or subtenant is of comparable character and financial worth with respect to the Overtenant;

Tenant designates the managing agent as tenant's exclusive agent to effect such assignment or sublease. Tenant agrees to pay the managing agent a commission computed in accordance with the commission rates of Kaufman/Adler Realty Co. then in effect.

3. Any assignment or subletting be effected pursuant to a written instrument in form reasonably satisfactory to Owner or its counsel; and that a duplicate original thereof be delivered to Owner within five (5) days following the date of its execution or within five (5) days from its effective date, whichever shall be sooner;

4. Any assignment shall include the security deposited under the within lease;

5. In the event of an assignment, the assignee agrees in writing to assume all of the terms covenants and conditions of this lease on Tenant's part to be performed, and a duplicate original thereof be delivered to Owner within five (5) days following the date of its execution or within five (5) days from its effective date, whichever shall be sooner;

6. The liability of Tenant hereunder, and the liability of any assignee of this lease, shall survive any assignment or subletting, and such liability shall be unaffected by any extensions of time which Owner may grant to any assignee or subtenant for the payment of any rent or other charges due hereunder, or for the performance of any other term, covenant or condition of this lease;

7. Whenever Tenant shall submit to Owner any plan, agreement, or sublease or other document for Owner's consent or approval in respect to the alterations of the demised premises, the subletting thereof or the assignment of this Lease, and Owner shall require the expert opinion of Owner's counsel or architect and/or such counsel for reviewing the said plan or instrument.

B. It is expressly understood and agreed that any request by the Tenant for the Owner's consent to any subleasing or assignment shall be deemed to be an irrevocable offer to the Owner to surrender the within lease effective on the date contemplated in the subleasing or assignment for which the Tenant requests the Owner's consent and if said offer is accepted in writing by the Owner there shall be no further obligation on the part of either the Owner or the Tenant after the date set forth in this paragraph.

C. Nothing contained in this paragraph shall be construed as permitting an assignment or a subletting for any use other than the use expressly permitted under the terms of this lease.

D. If consent to an assignment or subletting for any other use is requested, the Owner shall be the sole judge whether he wishes to give his consent on the terms outlined in sections A and B of this paragraph and the Owner's judgment shall be final.

77. **OWNER'S WORK:** OWNER shall, at its own cost and expense, perform the following work:

- Premises taken as is

78. **Title to Improvement:**

Except for removable trade fixtures, title to any and all improvements and additions made or installed in or on the demised premises shall immediately vest and remain in Landlord subject only to the Tenant's right to use same during the term of this Lease.

79. **Landlord Insurance:**

Tenant agrees that should the insurance premium of Landlord for the building be increased due to the assignment based on the type of business of Tenant, shall be responsible for the entire cost of such increase within ten (10) days of being billed for such increase by Landlord.

80. **Partial Invalidity:**

If any term covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or enforceable, the remainder of this Lease or application of such tem, covenant or condition to persons or circumstances other than those as to which it is held or unforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

81. **Key Access Cards:**

Provided Tenant is not in default of this Lease, Tenant will be given two (2) cards for access to the building during non business hours. In the event Tenant requires additional cards or cards have been lost, Tenant may purchase additional cards at a cost of $10.00 per card, which shall be upon written request.

82. **Right to Cancel:** Tenant shall have a one time right to cancel this Lease on May 1, 2008 provided a) Tenant is not in default of any of the terms contained herein and b) Tenant notifies Owner in writing of said desire to cancel this lease no later than February 1, 2008 (notice date) along with a check in the amount of $9,616.13 which represents unamortized free rent and commissions. Failure to notify Owner by said date will leave said Lease in full force and effect as if no cancellation right existed. Tenant agrees to forfeit their security deposit to Landlord in the amount of $18,668.24.

83. **Execution and Delivery:**

It is understood and agreed that this Lease is submitted to Tenant for signature on the express condition that it shall not constitute an offer by Owner and shall not bind Owner until executed by Owner and delivered to Tenant or Tenant's Attorney.

BY: ______________________________ L.S.
35TH STREET ASSOCIATES

BY: ______________________________ L.S.
GURUNET CORPORATION

Additional Rider attached to and made a part of Lease dated April __, 2005, between 35th STREET ASSOCIATES, as Owner, and GURUNET CORPORATION, as Tenant, covering Suite 1101 in the building at 237 West 35th Street, New York, New York (“Additional Rider”).

1.
In the event of any conflict or inconsistency between the printed form of the Lease (and the Rider thereto) to which this Additional Rider is attached, the provisions of this Additional Rider shall govern.

2.
Permitted Use. Article 2 of the printed portion of the Lease is revised to read as follows: “Tenant shall use and occupy the demised premises for executive and general office purposes provided, however, that such permitted use shall not include use of the leased premises for manufacturing, check cashing or the sale of precious jewelry.”

3.	Initial Tenant Work. Owner approves the following initial tenant work (“Initial Tenant Work”) to be performed by Tenant:

(i)	expansion of existing reception area;

(ii)	installation of walls/dividers to separate reception area from balance of space to provide more privacy;

(iii)	installation of conference room behind the expanded reception area; and

(iv)	installation of water cooler, coffee machine, refrigerator and microwave oven in pantry/kitchen.

In the event that any of the Initial Tenant Work shall involve permanent changes or alterations to the ceiling or building systems, such changes shall be subject to Owner’s consent which shall not be unreasonably withheld or delayed. Owner hereby approves Empire State Contracting Corp. as the contractor for the Initial Tenant Work. If Tenant selects another licensed contractor to perform the Initial Tenant Work, such contractor shall be subject to Owner’s consent, not to be unreasonably withheld or delayed.

Subject to Owner’s consent which shall not be unreasonably withheld or delayed, Tenant shall have the right, at its expense, to extend water service to the pantry kitchen of the demised premises and install a kitchen sink and dishwasher in the pantry kitchen (“Supplemental Kitchen Improvement Work”).

Tenant shall not be required to remove any of the Initial Tenant Work and/or the Supplemental Kitchen Improvement Work upon the expiration or termination of the Lease.

Article 47(E) is deleted in its entirety.

Article 47(F) is amended by changing $10,000.00 to $50,000.00.

Except for the Initial Tenant Work hereby approved by Owner and non-structural alterations permitted under Article 47(F), all other alterations or improvements to the demised premises which Tenant desires to make shall be subject to Owner’s consent which shall not be unreasonably withheld or delayed.

4.
Maintenance/Cleaning. Owner approves Tenant hiring any of the existing contractors servicing tenants in the building for cleaning and rubbish removal. The lien waiver requirement in Article 44(A) of the Lease is omitted.

5.
Interruption of Services. In the event that the building services are interrupted such that Tenant is unable to use and occupy the demised premises for the intended purpose and such interruption continues for more than five (5) consecutive business days, all rent shall be fully abated until such time as the building services are restored such that Tenant can resume use and occupancy of the demised premises.

6.
ADA. Owner shall be responsible, at its cost, for complying with the Americans With Disabilities Act (“ADA”) with respect to all of the common/public areas of the building including, without limitation, all corridors and lavatories.

7.
Damage/Destruction. In the event that the building or a portion thereof is damaged or destroyed such that Tenant shall be unable to use and occupy the entire demised premises and the estimated restoration period is more than 4 months from the date of the casualty (or if the actual restoration work is not completed within such 4 months), Tenant shall have the right to terminate the Lease upon written notice to Owner.

8.	Assignment and Subletting. If Tenant is a public company, the transfer of shares or interests in Tenant shall not be deemed an assignment of the Lease requiring Owner’s consent.

The first sentence of Article 76 A 1A reading “The proposed assignee or subtenant is of comparable character or financial worth with respect to the overtenant;” shall be deleted.

In the event Tenant desires to assign the Lease or sublease the demised premises or a portion thereof, Tenant shall have the right to market same directly without the assistance of a broker. In the event Tenant desires to retain a broker to assist in any such assignment or subletting transaction, Tenant agrees to retain the building’s managing agent, Kaufman/Adler Realty Co., as exclusive broker upon mutually acceptable terms for a period not to exceed thirty (30) days after which Tenant shall have the right, at its option, to retain another broker on an exclusive basis.

Owner agrees that it will not unreasonably withhold or delay its consent to any proposed assignment of the Lease or sublease of the demised premises or a portion thereof.

Article 76(A)(7) is modified to provide that the maximum aggregate fees or charges to be imposed with respect to any assignment or sublease transaction shall be $750.00.

Article 76(B) is revised to provide that Owner shall only have the right to terminate the Lease if Tenant subleases more than fifty (50%) percent of the rentable area at the Demised premises.

9.
Electricity. Except for the provision of the Electric Rider obligating Tenant to pay Owner the sum of $9,000.00 per annum, payable in monthly installments of $750.00 in respect of the consumption of electricity, the balance of the Electric Rider is omitted. In the event Tenant desires to make alterations or improvements to the demised premises to increase the electrical capacity serving the demised premises, Owner shall have the right, as a condition to granting its approval thereto (which approval shall not be unreasonably withheld or delayed), to require that the electrical consumption at the demised premises be surveyed in order to determine a revised electric charge for the demised premises to reflect Tenant’s actual electric consumption.

10.
Owner Access. Any access by Owner to the demised premises shall only be during reasonable business hours upon reasonable prior notice to Tenant (except in the case of an emergency). Such access shall be conducted in a manner that minimizes disruption of Tenant’s use and occupancy of the demised premises.

11.	Default. Article 53(C) of the Lease is omitted.

Tenant’s failure to occupy the Demised premises shall not be deemed a default provided that it is paying rent and otherwise complying with the terms of the Lease.

12.
Building Services. Owner represents that as of the Commencement Date, all building systems including, without limitation, the heating, ventilation and air conditioning system, the plumbing system, the electrical system and the elevator system will be in good working order. Tenant is leasing the Demised premises in its “As Is” condition except for latent defects; provided that Owner shall be responsible for installing, prior to the Commencement Date, the radiator missing in one of the offices and radiator covers on all radiators in the demised premises.

Owner represents that the building is wired for telephone and internet service and that Tenant shall have the right to connect into the building’s telephone and internet service utilities at a panel box located in the corridor on the 11th floor of the building. Tenant shall be responsible, at its expense, for the cost of extending telephone/internet wiring from the 11th floor corridor panel box to the demised premises and shall not be required to remove any such wiring at the expiration or termination of the Lease. Tenant shall have the right to select its own telephone and internet service providers; it being understood and agreed that Tenant can access the existing telephone and internet utilities without being obligated to use a designated service provider.

13.	Possession. Article 24 is omitted.

14.
Notices. Any notice given by facsimile shall require a printed confirmation sheet evidencing the transmission and a copy of any such facsimile notice shall also be sent by reputable overnight courier service with next business day delivery specified.

Notices to Tenant shall be sent to Tenant at the demised premises, Attention: Jeff Cutler, with duplicate copies sent to:

Guru Net Corporation
Jerusalem Technology Park
Building 98
Jerusalem 91481 Israel
Attention: Caleb Chill, Esq.
Facsimile No.: 011 972 2 649 5001

and to

Sills Cummis Epstein & Gross P.C.
30 Rockefeller Center
New York, New York 10112
Attention: Edwin Weinberg, Esq.
Facsimile No.: (212) 643-6550

Tenant shall have the right to change any of the foregoing notice parties by giving notice thereof to Owner. Tenant’s attorneys shall have the right to give notices on behalf of Tenant.

15.
Sprinklers. Tenant shall not be responsible for upgrading or altering sprinkler service unless such upgrade or alteration results solely from alterations or improvements made to the demised premises by Tenant (other than the Initial Tenant Work).

16.
Building Access. Tenant shall have access to the demised premises (including elevator service) twenty-four (24) hours a day, seven (7) days a week. Owner agrees that the demised premises is served by a building wide heating system that functions 24 hours a day, 7 days a week with the understanding that the temperature setting during non-business hours is reduced but not eliminated.

17.
Security Deposit. Owner agrees that the security deposit shall be refunded within ten (10) business days following the expiration or termination of the Lease. If Owner sells the building, then Owner shall be released from its obligation with respect to the security deposit provided that it actually delivers the security deposit to the new owner and the new owner assumes, in writing, the obligation to comply with the provisions of the Lease.

18.	Plate Glass. Tenant shall only be responsible for replacing plate glass if it is damaged or broken by Tenant or its employees or agents.

19.	Estoppel Certificate. The estoppel provisions in Articles 38 and 56 shall be mutual as to both Owner and Tenant.

20.
Building Director/Signs. Owner hereby consents to Tenant installing the name of Tenant and any affiliated companies and their respective logos on the entry door to the demised premises. Owner agrees that Tenant shall have the right to five (5) listings on the building’s directory without charge.

21.	Locks. Tenant shall have the right to install new locks on the entry doors to the demised premises.

22.
Freight Elevator. Owner agrees that freight elevator service is available without charge during the building’s operating hours. Tenant shall have the right to move into the demised premises during the building’s operating hours without any freight elevator charge being imposed.

23.
Real Estate Taxes. Owner represents that the building is fully assessed and does not benefit from any tax abatement or similar program. Tenant shall only be required to contribute to Owner’s cost of contesting real estate taxes to the extent that Owner is successful; provided that the amount of such contribution by Tenant shall not exceed the actual benefit received by Tenant.

24.
Brokers. In the 5th line of Article 46, after the word “agent”, insert “who has dealt with Tenant (other than Owner/Kaufman Adler Realty Co.)”. Owner agrees that it shall pay any commission owing to Kaufman/Adler Realty Co. with respect to this Lease.

25.	Late Charge. Article 52(A) is revised to reduce the late charge to four (4%) percent.

26.	Holdover. Article 55 is revised to reduce the per diem holdover rent to 150% of the per diem rent and additional rent payable under the Lease for the last year of the term.

27.
Indemnification. Articles 62 and 67 are revised to exclude consequential damages from Tenant’s indemnity. The references to “counsel fees” in Article 62 shall be revised to read “reasonable counsel fees”. On the tenth (10th) line of Article 62 after the words “demised premises” insert the words “by the Tenant”.

28.
Local Laws, Owner agrees that Tenant’s maximum contribution obligation under Article 66 during the Lease term shall be $2,500.00 provided that Tenant shall have no obligation to contribute to any expenses relating to ADA with respect to public/common areas of the building.

29.
Air Conditioning. Owner represents that the demised premises has a new air conditioning unit serving only the demised premises which can be controlled solely by the Tenant. Owner shall be responsible for the maintenance and repair of the air conditioning unit during the first year of the Lease term. Thereafter, Tenant shall obtain and maintain the service contract provided for in Article 68(b). Provided that Tenant obtains and maintains the air conditioning service contract referenced above, Owner will be responsible for any replacement of the air conditioning unit should such unit fail.

30.	Tenant Stipulation. Article 73(3) of the Lease shall be omitted. The notice provided for in Article 73(2) of the Lease shall be sent to the parties set forth in Paragraph 14 of this Additional Rider.

31.	Owner Insurance. Article 79 of the Lease shall be omitted.

32.	Access Cards. Owner shall provide Tenant with five (5) key access cards without charge.

33.
Right to Cancel. Article 82 is revised to provide that Tenant shall have the right to cancel the Lease at any time during the last two (2) years of the Lease term (i.e.: commencing May 1, 2008) upon ninety (90) days prior written notice by Tenant to Owner. The parties agree that the unamortized amount of free rent and leasing commissions if the Lease is terminated effective May 1, 2008 is $9,616.13; provided, however, that this amount shall reduce by the monthly amount of $400.67 for each and every month following May 1, 2008. To illustrate, in the event that the Lease is terminated effective May 1, 2009, the amount of unamortized free rent and leasing commissions payable to Owner shall be $4,808.07. In addition, in the event Tenant exercises its right to terminate the Lease pursuant to Article 82, Tenant agrees to forfeit its security deposit paid to Owner in the amount of $18,668.24.

34.
Asbestos. Owner represents and warrants to Tenant that the demised premises is free of asbestos. Within sixty (60) days of the date hereof, Owner will deliver to Tenant a Form ACP-5 confirming the foregoing.

35TH STREET ASSOCIATES

By:
Name:
Title:

GURUNET CORPORATION

By:
Name:
Title: